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(h)(2)

                      FORM OF SUB-ADMINISTRATION AGREEMENT

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                                     FORM OF
                          SUB-ADMINISTRATION AGREEMENT

THIS AGREEMENT is made as of the 1st day of September, 2004 by and between BISYS FUND SERVICES LIMITED PARTNERSHIP ("BISYS"), a limited partnership organized under the laws of the State of Ohio and having its principal office at 3435 Stelzer Road, Columbus, Ohio, and BB&T Asset Management, Inc. (the "Service Company"), a wholly-owned subsidiary of Branch Banking & Trust Company, a national bank organized under the laws of the United States.

WHEREAS, BISYS has entered into an Administration Agreement dated June 1, 2000 (the "Administration Agreement"), with the BB&T Funds (the "Company"), a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), concerning the provision of various administration services for the investment portfolios known as the BB&T Funds (individually referred to herein as a "Portfolio" and collectively as the "Portfolios");

WHEREAS, BISYS desires to retain the Service Company to assist it in performing certain administration services for the Portfolios; and

WHEREAS, the Service Company is willing to perform such services, and BISYS is willing to retain the Service Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, BISYS and the Service Company agree as follows:

Retention of the Service Company.

BISYS hereby appoints the Service Company, subject to the supervision, direction and control of the Company's Board of Trustees, to furnish the Portfolios with the services described in Schedule A hereto (the "Services").

2. Allocation of Charges and Expenses.

(A) The Service Company. The Service Company shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform the Services. The Service Company shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Trustees of the Company who are affiliated persons of the Service Company or any affiliated company of the Service Company.

(B) BISYS. BISYS acknowledges that it will continue to perform all services required to be performed by it as the Administrator under the Administration Agreement, except those services as are required to be performed by the Service Company hereunder, including the Services. The parties agree and acknowledge that pursuant to the Administration Agreement, the Company has undertaken to pay or cause to be paid all other expenses of the Company not otherwise allocated to BISYS as the Administrator under the Administration Agreement, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of BISYS or the investment adviser to the Company or any affiliated corporation of BISYS or such investment adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

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

3. Compensation of the Service Company.

BISYS shall pay the Service Company, for the services to be provided by the Service Company under this Agreement, the fees set forth in Schedule B. Such amounts shall be paid by BISYS from amounts it receives from the Company under the Administration Agreement.

Limitation of Liability of the Service Company and BISYS.

The duties of the Service Company shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against it hereunder. The Service Company shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section 4, the term "the Service Company" shall include directors, officers, employees and other agents of the Service Company as well as the Service Company itself, to the extent such persons' conduct relates to the performance of then Services hereunder.) Any officer, director, employee or agent of the Service Company who is or who becomes an officer, Trustee, employee or agent of the Company shall be deemed, when engaged in rendering the Services hereunder in such capacity, to be rendering services directly to or for the Company, and shall not be deemed to be acting as an officer, director, employee or agent or one under the control or direction of BISYS.

So long as the Service Company acts in good faith and with due diligence and without negligence, BISYS shall indemnify Service Company and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Service Company's actions taken or nonactions with respect to the performance of services hereunder; provided, however, that BISYS's obligation under the foregoing indemnity and hold harmless shall apply only to the extent that BISYS is in fact fully indemnified and held harmless by the Company under the Administration Agreement for any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) incurred by BISYS (including, without limitation, any indemnification amounts payable to the Service Company), and shall be due only if, as and when such amounts payable to the Service Company by BISYS under this paragraph are in fact received by BISYS from the Company.

The Service Company shall indemnify BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Service Company's appointment as sub-administrator, and any actions and omissions taken by it involving its negligence, willful misfeasance or reckless disregard of its obligations under this Agreement.

Activities of the Service Company.

The services of Service Company to be rendered hereunder are not to be deemed to be exclusive. The Service Company is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and shareholders of the Company are or may be or become interested in the Service Company, as officers, employees or otherwise and that directors, officers and employees of the Service Company and its counsel are or may be or become similarly interested in the Company, and that the Service Company may be or become interested in the Company as a shareholder or otherwise.

Duration of this Agreement.

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This Agreement shall become effective upon the date first upon written, and shall continue in effect during the term of the Administration Agreement, including any renewals thereof. This Agreement shall terminate automatically upon the termination of the Administration Agreement. The Service Company expressly agrees and acknowledges that the exercise by BISYS of any rights it may have under the Administration Agreement, including, in particular, any rights BISYS may have from time to time to terminate the Administration Agreement, shall not be restricted or limited in any manner by this Agreement and shall not give rise to any claim by the Service Company hereunder.

In addition to the foregoing, this Agreement may be terminated for "cause." For these purposes, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any failure on the part of the Company to pay an amount that is due and payable to BISYS or any of its affiliates under any agreement to which the Company is a party within sixty (60) days following the due date. For purposes of this definition of "cause," a material breach shall include, but not be limited to, any failure on the part of BISYS to pay the fees due and payable to the Service Company pursuant to Section 3(A) hereunder within sixty (60) days following the due date.

Assignment.

This Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Amendments.

  No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

Certain Records.

The Service Company shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act") which are prepared or maintained by the Service Company shall be the property of the Company and will be made available to or surrendered promptly to BISYS upon its request or to the Company upon its request.

In case of any request or demand for the inspection of such records by another party, the Service Company shall notify BISYS and follow BISYS's instructions as to permitting or refusing such inspection; provided that the Service Company may exhibit such records to any person in any case where it is advised by counsel to the Company that the Company may be held liable for failure of the Service Company to do so, or the Service Company could be held in contempt for failure to do so.

Definitions of Certain Terms.

  The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

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

   Notice.

                  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219,
Attention: Fred Naddaff (facsimile number (614) 470-8715); and if to the Service Company, at 434 Fayetteville Street, 5th Floor, Raleigh, NC 27601, Attention:
E.G. Purcell; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Ohio, subject to any applicable provisions of the 1940 Act.

Multiple Originals.

This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

Confidentiality/ Privacy.

The Service Company agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by BISYS or the Company, which approval shall not be unreasonably withheld.

The Service Company acknowledges that nonpublic personal financial information relating to consumers or customers of the Company provided by, or at the direction of the Company to BISYS, or collected or retained by BISYS to perform its duties as administrator of the Funds shall be considered confidential information. Service Company shall not give, sell or in any way transfer such confidential information to any person or entity, except at the direction of BISYS or as required or permitted by law. Service Company shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Company. The Service Company acknowledges and agrees to comply with the Company's Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BISYS FUND SERVICES LIMITED PARTNERSHIP
BY:      BISYS FUND SERVICES OHIO, INC.,
         ITS GENERAL PARTNER

         By: _______________________________

         Title: ______________________________

BB&T ASSET MANAGEMENT, INC.

         By: ______________________________

         Title:_____________________________

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                                   SCHEDULE A

    BISYS                     BB&T
ADMINISTRATOR           SUBADMINISTRATOR                                    Service(1)
-------------           ----------------                                    ----------
                                                    FINANCIAL ADMINISTRATION

                               X                    Prepare MD&A disclosure for shareholder reports

      X                        X                    Review all standard performance information prior to
                                                    distribution  to existing shareholders for accuracy and
                                                    legal compliance purposes

                               X                    Review annual Trust budget and monthly accrual analysis

                                                    FUND ADMINISTRATION

      X                        X                    Provide appropriate personnel to attend the Board
                                                    meetings

      X                        X                    Provide Trustees with reports regarding operations of
                                                    the Funds

      X                                             Provide Funds with regulatory reporting pursuant to SEC
                                                    requirements

      X                        X                    Assist in the preparation of relevant sections of Board
                                                    materials and agendas

      X                        X                    Provide Funds with necessary office space, equipment,
                                                    personnel, compensation and facilities for handling
                                                    business affairs of Funds

      X                        X                    Review the operations and performance of the Funds'
                                                    other service providers including Transfer Agent, Fund
                                                    Accountant, Custodian and Distributor

      X                        X                    Provide individuals to serve as officers of the Funds

      X                        X                    Advise the Fund and Trustees on matters concerning the
                                                    Funds' business affairs

      X                        X                    Distribute Board materials to appropriate personnel

                               X                    Review prospectuses, prospectus supplements, and proxies

      X                        X                    Negotiate, prepare and administer contracts on behalf
                                                    of the Trust

      X                        X                    Coordinate activities of Fund counsel

      X                        X                    Review performance data for collateral material
                                                    insertion for existing shareholders

                               X                    Coordinate data compilation for monthly performance
                                                    reports, for existing shareholders

                               X                    Coordinate printing process for quarterly fact sheets
                                                    and broker/dealer guide for existing shareholders

     BISYS                   BB&T
ADMINISTRATOR           SUBADMINISTRATOR                                    Service(1)
-------------           ----------------                                    ----------
                               X                    Coordinate printing process for monthly performance
                                                    reports and fact sheets for existing shareholders

                               X                    Proof all production pieces for existing shareholders
                                                    back to data provided

                               X                    Distribute printed pieces to appropriate distribution
                                                    channels for existing shareholders

      X                        Xk                   Assist Investment Counselors and wholesalers in
                                                    preparing for client appointments

      X                                             Provide performance data for sales literature and
                                                    advertising

X                        Xk                   Maintain information pertaining to sales of BB&T Funds

X                        X                    Assist in fulfillment of  prospectuses to new
                                              shareholders,

X                        X                    Acquire and maintain inventory of fulfillment materials
                                              for supply to shareholders

X                        X                    Monitor relationship with BB&T's transfer agent to
                                              assure high quality service to BB&T's shareholders

                                              COMPLIANCE SERVICES

X                        X                    Review monthly compliance reports that are
                                              prepared by the portfolio managers

X                        X                    Provide appropriate assistance with respect to SEC
                                              examinations

X                        X                    Provide appropriate assistance with respect to audits
                                              by the Trust's independent auditors

                                              BLUE SKY SERVICES

                         X                    Determine in which states fund shares should be
                                              registered

                                              FUND WEB SITE MANAGEMENT

                         X                    Direct web site enhancements

                         X                    Develop Intranet applications with internal business
                                              partners

                         X                    Develop or direct development of site content

1. List of services may not be exhaustive of services provided by either party; certain services, or aspects of certain services, may be provided by both the Administrator and Sub-Administrator.

                                   SCHEDULE B

                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND
                           BB&T ASSET MANAGEMENT, INC.

Sub-Administration Fee

BISYS shall pay the Service Company a sub-administration fee, at an annual rate for each Portfolio, of 0.045% (4.5 basis points) of the average net assets of the Portfolio.

                                       C-2